UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On January 25, 2019, the Compensation Committee of the Board of Directors (the “Board”) of CytomX Therapeutics, Inc. (the “Company”) approved: (a) annual base salaries for 2019 and (b) cash performance bonuses for 2018 for the following principal financial officer and named executive officers of the Company:

Name and Current Position	Salary Increase (%)	Salary Increase ($)	2019 Base Salary	2018 Cash Bonus
Debanjan Ray, Chief Financial Officer	4.0%	$15,750	$409,500	$196,875
Rachel W. Humphrey, M.D., Chief Medical Officer	4.0%	$17,617	$458,065	$220,224
W. Michael Kavanaugh, M.D., Chief Scientific Officer and Head of Research and Non-Clinical Development	4.0%	$17,094	$444,451	$213,678

On January 25, 2019, the Board approved the annual base salary for 2019 and cash performance bonus for 2018 for the following principal executive officer:

Name and Current Position	Salary Increase (%)	Salary Increase ($)	2019 Base Salary	2018 Cash Bonus
Sean A. McCarthy, D. Phil., President, Chief Executive Officer and Chairman	4.5%	$25,000	$575,000	$412,500

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2019	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Lloyd Rowland
Lloyd Rowland
SVP, General Counsel